EXHIBIT 23.1

CONSENT OF DIXON HUGHES GOODMAN LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Atlantic American Corporation
Atlanta, Georgia

We consent to the incorporation by reference in the registration statements (Nos. 333-183207 and 333-183210) on Form S-8 of Atlantic American Corporation of our report dated March 23, 2021, with respect to the consolidated financial statements and schedules of Atlantic American Corporation as of and for the year ended December 31, 2020, which report appears in Atlantic American Corporation’s Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP
Atlanta, Georgia
March 23, 2021